LENDING AGREEMENT

     AGREEMENT dated as of August 31, 1995 between ELECTRO-CATHETER CORPORATION, a New Jersey corporation with offices at 2100 Felver Court, Rahway, New Jersey 07065 (the "Borrower") and THE T-PARTNERSHIP, a New Jersey partnership with offices c/o Wiss & Co., 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the "Lender").

     1. Loan. The Lender agrees to lend to the Borrower on execution of this Agreement the sum of $1,200,000 and at Borrower's request, additional sums from time to time after October 2, 1995 up to an additional $300,000 (in one or more advances of not less than $100,000) for a total loan of $1,500,000. The Lender shall have no obligation to make further advances hereunder at any time after an event of default ("Event of Default") by Borrower of any of its obligations under the Loan Documents (as hereinafter defined), but if Lender shall at the request of Borrower make additional advances (up to a total loan of $1,500,000), the terms of this Loan Agreement and the Loan Documents shall be applicable to all such advances.

     2. Procedure for Borrowing. The Borrower is delivering to the Lender simultaneously with the execution of this Agreement a Debenture in the form of Exhibit A attached hereto and a Warrant in the form of Exhibit B attached hereto.

     3. Security. As security for the Debentures to be issued to Lender under this Agreement, the Borrower is, simultaneously with the execution of this Agreement, executing and delivering to Lender a Security Agreement in the form of Exhibit C attached hereto. (This Agreement, the Debenture, the Warrant and the Security Agreement are collectively designated the "Loan Documents"). Borrower shall additionally at Lender's request, at such time as Borrower has repaid to Valley National Bank indebtedness secured by its first mortgage, deliver to Lender a first lien mortgage on Borrower's real property in form reasonably satisfactory to Lender (which mortgage, upon delivery, shall also constitute a Loan Document).

     4. Status of Borrower. The Borrower represents that it is a corporation duly organized and existing under the laws of the State of New Jersey; that it is authorized to borrow under this Agreement, to execute and deliver the Loan Documents and otherwise perform the obligations of this Agreement; that it has corporate authority and power to own its property and conduct its business as it is currently carried on; that the performance of its obligations under the Loan Documents will not conflict with any provision of law, the Certificate of Incorporation or the By-laws of the Borrower, or any agreement binding on it; and that, except as previously disclosed in writing to the Lender, it is not a party to any pending or threatened litigation or to any proceeding or action for the assessment or collection of additional taxes, and that it knows of no contingent liabilities not provided for or disclosed in filings made with the Securities and Exchange Commission ("SEC") and made available to the Lender.

     5. Lender Representations. Lender understands and acknowledges that neither the Warrant nor any shares of Common Stock issuable upon the exercise of the Warrant, have been registered under the Securities Act of 1933, as amended (the "Act") or under the state securities laws of any state and that the Warrant is being issued and the shares of Common Stock issuable upon the exercise of the Warrant will be issued in reliance on exceptions from the registration requirements of the Act and applicable state securities laws. Lender and Borrower are parties to a Purchase Agreement (the "Purchase Agreement") dated February 24, 1995. As a condition to issuance of the Warrant, Lender hereby reaffirms its representations set forth as "Purchaser" under Section 5 of the Purchase Agreement, as if such representations referred to the Warrant to be issued hereunder, the shares to be issued pursuant to the Warrant and this Lending Agreement, and as if such representations were set forth at length herein as applicable to these matters.

     IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed.

                                                ELECTRO-CATHETER CORPORATION

                                                By:___________________________


                                                THE T-PARTNERSHIP

                                                By:____________________________

                                                                 EXHIBIT A


                          ELECTRO-CATHETER CORPORATION
                        12% DEBENTURE DUE AUGUST 1, 2001


                       Date of Issuance: August 31, 1995


$1,500,000


     ELECTRO-CATHETER CORPORATION, a New Jersey corporation, (hereinafter called the "Company"), for value received, promises to pay to THE T PARTNERSHIP or registered assigns (the "Registered Holder" hereof) on August 1, 2001 (the "Maturity Date") at the offices of the Company, the principal amount of $1,500,000 (less any amount theretofore paid pursuant to (ii) below) in lawful money of the United States of America, and to pay at the offices of the T Partnership in like money (i) interest (computed on the basis of a 30-day month, 360-day year) on the unpaid principal amount from the date of the issuance hereof at a rate of 12% per annum, payable on the first day of each month in arrears (the "Payment Date(s)") until the principal hereof is paid, and (ii) principal, in installments of $25,000 on the first day of each month commencing September 1, 1996 until the principal is paid in full.

     This Debenture has been issued pursuant to a Lending Agreement (the "Loan Agreement") dated as of August 31, 1995 between the Company and The T Partnership.

     This Debenture is registered as to both principal and interest at the principal office of the Company.

     This Debenture is further subject to the following provisions.

     1. Interest and Principal. Interest and principal (when due) on the Debenture shall be payable on each Payment Date to the Registered Holder of this Debenture as of the close of business on the day immediately preceding each Interest Payment Date.

     2. Transfer; Exchange. The Registered Holder may transfer this Debenture upon surrender of this Debenture at the principal office of the Company, and, in such event, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount. The foregoing notwithstanding, the Company shall have no obligation to transfer this Debenture on its books, and shall not do so, unless it shall have received evidence satisfactory to counsel for the Company that the transfer will not violate the Securities Act of 1933, as amended, or any of the rules and regulations promulgated thereunder, or the securities laws of any state.

     At the option of the Registered Holder, the Debenture(s) may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at the principal office of the Company. Whenever any Debentures are so surrendered for exchange, the Company shall execute and deliver the Debentures which the Registered Holder is entitled to receive.

     All Debentures issued upon any registration of transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Debentures surrendered upon such registration of transfer or exchange.

     Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

     No service charge will be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

     Prior to due presentment of a Debenture for registration of transfer, the Company, and any agent of the Company may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company nor any agent of the company shall be affected by notice to the contrary.

     3. Remedies.

     3.1 Events of Default. "Event of Default", wherever used in this Debenture, means any one of the following events:

     (a) default in the payment of any installment of interest upon this Debenture on any Payment Date, and continuance of such default for a period of 15 days; or

     (b) failure to pay the principal on the Debenture(s) when due and continuance of such default for a period of 15 days; or

     (c) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligation for which recourse is limited to property purchased) in an aggregate principal amount in excess of $300,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including such leases but not including such indebtedness or obligation for which recourse is limited to property purchased) in an aggregate principal amount in excess of $300,000 by the Company, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by Registered Holders of at least 50% of the principal amount of the Debentures a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

     (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, trustee, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (e) the commencement by the Company of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or the consent by it to the institution or bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

     (f) an Event of Default, as defined in the Loan Agreement.

     3.2 Acceleration of Maturity: Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Registered Holders of not less than 50% of the principal amount of the Debentures may declare the principal of all the Debentures to be due and payable immediately, by notice in writing to the Company and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Registered Holders of a majority of the principal amount of the Debentures, by written notice to the Company, may rescind and annul such declaration and its consequences. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     3.3 Delay or Omission Not Waiver. No delay or omission of the Registered Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section or by law to the Registered Holder may be exercised from time to time, and as often as may be deemed expedient.

     3.4 No Recourse. No recourse shall be had for the payment of the principal of or the interest on, this Debenture, or any part hereof, or for any claim based hereon or otherwise in respect hereof or of the indebtedness represented hereby against any incorporator, stockholder, officer or director, as such, past present or future, of the Company, either directly or through the Company, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise.

     4. Covenants.

     4.1 Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of the Debentures.

     4.2 Maintenance of Office or Agency. The principal office of the Company on the Date of Issuance hereof is located at 2100 Felver Court, Rahway, New Jersey 07065. The Company will give prompt written notice to the Registered Holder of any change in the location of its principal offices.

     The Company may also from time to time designate one or more other offices where the Debenture(s) may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Registered Holder of any such designation or rescission and of any change in the location of any such office.

     4.3 Company Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (statutory and other) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof is not disadvantageous in any material respect to the Registered Holder.

     5. Prepayment.

     5.1 The Company may prepay the Debenture in whole or in part at any time.

     5.2 The Company shall prepay the Debenture in the event that either:

     (i) the Company is merged into or consolidated with another corporation, or

     (ii) the Company sells all or substantially all of its assets.

     6. Miscellaneous.

     6.1 Notice to the Company. For purposes of this Debenture, notice of the events contemplated herein to be given by the Registered Holder shall be deemed given if sent in writing by certified mail, return receipt requested, to the Company at its principal office as follows, unless otherwise designated by the
Company:

                           Electro-Catheter Corporation
                           2100 Felver Court
                           Rahway, New Jersey 07065

     6.2 Notice to Registered Holder. When this Debenture provides for notice to the Registered Holder of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to the Holder, at such Holders address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     6.3 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.


                                         ELECTRO-CATHETER CORPORATION



                                         By:______________________________



Attest:



---------------------------
Arlene Bell, Secretary

                                   EXHIBIT B

                          NEITHER THIS WARRANT NOR THE
                     UNDERLYING SHARES OF COMMON STOCK HAVE
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF
               1933, AS AMENDED, ("ACT") OR UNDER THE SECURITIES
                LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD
                IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION
                  REQUIREMENTS OF THE ACT AND APPLICABLE STATE
                SECURITIES LAWS. THE WARRANT AND THE UNDERLYING
              SHARES OF COMMON STOCK ARE SUBJECT TO RESTRICTION ON
             TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED
                OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND
                  APPLICABLE STATE SECURITIES LAWS PURSUANT TO
                      REGISTRATION OR EXEMPTION THEREFROM

                           VOID AFTER AUGUST 1, 2001

                          ELECTRO-CATHETER CORPORATION
                         COMMON STOCK PURCHASE WARRANT

                                August 31, 1995

     THIS CERTIFIES THAT, for value received, The T Partnership or registered assigns, is hereby granted the right to purchase, at any time from 9:00 A.M. New York City time on August 31, 1995 until 5:00 P.M., New York City time, on August 1, 2001 (the "Expiration Date") 500,000 fully paid and non-assessable shares of the common stock, $.10 par value per share ("Common Stock"), of Electro-Catheter Corporation (the "Company"). This Warrant is exercisable at a price of 98.75 cents per share of Common Stock (the "Purchase Price").

     The holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1. Assignment and Registration of Warrant.

     Subject to the provisions hereof, this Warrant may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant with the form of Assignment attached hereto duly completed and executed, with signature guaranteed. This Warrant shall be cancelled upon such surrender and a new Warrant or Warrants shall be issued by the Company, in the name of the person to whom such transfer is made as to the portion of this Warrant transferred, and in the name of the holder of this Warrant as to any portion not transferred. The holder hereof consents and agrees that the Company may treat the person in whose name this Warrant is registered on the books of the Company as the absolute owner hereof for all purposes and that the Company shall not be affected by any notice to the contrary. The foregoing notwithstanding, the Company shall have no obligation to transfer this Warrant on its books, and shall not do so, unless it shall have received evidence satisfactory to counsel for the Company that the transfer will not violate the Securities Act of 1933, as amended, or any of the rules and regulations promulgated thereunder, or the securities laws of any state.

     2. Exercise of Warrant.

     The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock), at any time prior to the Expiration Date. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder. This Warrant may be exercised by surrender of the Warrant with the annexed Exercise Form duly completed and executed together with the full Purchase Price in cash or by check for the number of shares of Common Stock as to which this Warrant is exercised, at the Company's principal executive offices located at 2100 Felver Court, Rahway, New Jersey 07065. Upon the exercise of this Warrant, the registered holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such exercise and a new Warrant or Warrants representing any unexercised portion of this Warrant. Each person in whose name any certificates for Common Stock are issued shall, for all purposes, be deemed to have become the holder of record of such Common Stock at the close of business on the date of exercise of this Warrant, irrespective of the date of delivery of such certificate, except that if the transfer books of the Company are closed on such date, such person shall be deemed to have become the holder of record of such Common Stock at the close of business on the next succeeding date on which the transfer books are open. Nothing in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

     3. Issuance of Stock Certificates.

     The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 1 hereof) be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     4. Adjustments.

     In the event that (i) the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation and (ii) such increase, decrease or change occurs solely as a result of a reorganization, merger, consolidation, liquidation, recapitali-zation, or stock split, or a combination of shares or stock dividends payable with respect to such Common Stock (as contrasted with a sale of Common Stock to an existing or prospective shareholder), appropriate adjustment shall be made so that the position of the holder upon exercise of this Warrant will be the same as it would have been had the holder owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur.

     5. Consolidation, Merger, Etc.

     The Company shall give notice (prior, simultaneous, or subsequent to the event in question, in the Company's discretion) to the registered holder of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company. This Warrant shall terminate on and may not be exercised, after 90 days have elapsed from the date of such notice.

     6. Exchange and Replacement of Warrant.

     This Warrant is exchangeable without expense, upon the surrender hereof by the registered holder at the principal executive offices of the Company, for a new warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the holder hereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor, in lieu of this Warrant.

     7. Elimination of Fractional Interests.

     The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

     8. Restrictions on Transferability; Representations.

     The holder of this Warrant understands and acknowledges that neither this Warrant nor the shares of Common Stock issuable upon the exercise hereof ("Warrant Shares"), have been registered under the Securities Act of 1933, as amended, (the "Act") or under the state securities laws of any state and this Warrant is being issued and the shares of Common Stock issuable upon the exercise of this Warrant will be issued in reliance on exemptions from the registration requirements of the Act and applicable state securities laws.

     9. Incidental Registration Rights.

     9.1.  Incidental  Registration.  Subject  to the  limitations  set forth in
Section 9.3 hereof, if, at any time during the five year period ending on the date five years from the date of this Warrant, the Company proposes to register any shares of its Common Stock under the Act (except for any registration on Form S-8, or any similar form then in effect, of shares of its Common Stock to be offered to employees pursuant to any employee benefit plans), it shall give notice (the "Registration Notice") to the holder of such intention and shall permit the holder to include in any such registration statement any issued and outstanding Warrant Shares (the "Registrable Securities"). If, within twenty
(20) days of the giving of the Registration Notice, the holder notifies (the "Inclusion Notice") the Company that it wishes to include the Registrable Securities in such registration (which Inclusion Notice shall state the number of Registrable Securities to be included and the proposed method of distribution of same) the Company shall use its best efforts to cause all such Registrable Securities to be included under the proposed registration for disposition by the holder in accordance with the methods of disposition designated by the holder in the Inclusion Notice. Notwithstanding the foregoing, the Company may, to the extent then permitted by the Act, at any time prior to the time the subject registration statement has become effective, determine not to effect such registration, in which event the Company shall have no further obligation to register the Registrable Securities as proposed.

     9.2. Registration Procedures. If the Company is required by the provisions of Section 9.1 to use its best efforts to effect the registration of any Registrable Securities under the Act, the Company shall:

     (a) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement and use its best efforts to cause such registration statement to become effective and to remain effective for at least one hundred twenty (120) days from the date of its effectiveness;

     (b) furnish to holder such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, and such other documents as holder may reasonably request in order to facilitate the disposition of the Registrable Securities as set forth in such prospectus; and

     (c) use its best efforts to register the Registrable Securities under the securities or "Blue Sky" laws of such jurisdictions as the holder shall reasonably request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject.

     9.3. Registration and Offering Expenses. All expenses incurred by the Company in compliance with Section 9.1 shall be borne by the Company. All underwriting discounts and expenses and/or selling commissions incurred by the holder and all fees and disbursements of counsel for the holder shall be borne by the holder.

     9.4. Limitation on Obligations to Register. Anything in this Section 9 to the contrary notwithstanding:

     (a) it shall be a condition precedent to the obligation of the Company under Section 9.1 that the Company shall have received an undertaking satisfactory to it from the holder and from any underwriter of the Registrable Securities, to indemnify and hold the Company harmless, from and against, any losses, claims, damages, or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of any material fact contained in any registration statement (as of the effective date thereof) under which the Registrable Securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein and necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the holder (in his express capacity as a "holder", and not in his capacity as a director, officer or shareholder of the Company) or any underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto;

     (b) it shall be a condition precedent to the obligation of the Company under Section 9.1 that (i) the Company shall have received an undertaking satisfactory to it from the holder to pay all counsel fees and selling expenses required to be paid by holder pursuant to Section 9.3, (ii) the holder shall have furnished to the Company such information regarding the holder, the Registrable Securities and the intended method of disposition of the Registrable Securities as the Company shall reasonably request and as shall be required under the Act, and (iii) the Company shall have received an undertaking satisfactory to it from holder that holder will notify the Company, at any time when a prospectus relating to the Registrable Securities is in effect, of the happening of any event relating to the holder, the Registrable Securities or the intent and method of disposition thereof which would cause the prospectus to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

     (c) the Company shall not be obligated to effect any registration of Warrant Shares that have not been purchased by the holder upon due exercise of the Warrant prior to or concurrently with the holder's delivery of the Inclusion Notice pursuant to Section 9.1 hereof.

     10. Reservation and Listing of Shares.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, provided that the Purchase Price per share shall equal or exceed the par value of the Common Stock. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock is listed as of the date this Warrant is issued.

     11. Notices to Warrant Holders.

     Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matters or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

     (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

     (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its assets shall be proposed; then, in any one or more of said events, the Company shall give written notice to the holder of this Warrant of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     12. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail return receipt requested:

     (a) If to the holder of this Warrant, to the address of such holder as shown on the books of the Company; or

     (b) If to the Company, to the address of its principal executive offices, as on file with the Securities and Exchange Commission on the date notice is given.

     13. Successors.

     All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, personal representatives, distributees, successors and permitted assigns.

     14. Law Governing.

     This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey.

     WITNESS the seal of the Company and the signature of its duly authorized Acting President.


ATTEST:                                        ELECTRO-CATHETER CORPORATION



_______________________                        By:_____________________________
Arlene Bell, Secretary                            Name:  Ervin Schoenblum
                                                  Title:  Acting President

                                 EXERCISE FORM

                    (To be Executed by the Registered Holder
                       in order to Exercise the Warrant)

     The undersigned, registered holder of the Warrant dated August 31, 1995, issued by Electro-Catheter Corporation, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________________ restricted shares of the Common Stock of Electro-Catheter Corporation, $.10 par value per share, and herewith makes payment of $_______________, representing the exercise price of 98.75 cents per share, and requests that a certificate for the shares of Common stock so purchased be issued in the name of the undersigned, and be delivered to the undersigned at the address set forth below.

     The undersigned further agrees that, unless a registration statement including the shares shall be on file with the Securities and Exchange Commission and be effective, the shares of Common Stock covered by this Warrant, upon exercise hereof, shall be subject to and bear the following legend, and does hereby make the representation set forth in such legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment and not with a view to distribution or resale, and may not be offered, sold, pledged, transferred or otherwise disposed of, except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to the Corporation that registration is not required under the Act."


                                              ------------------------------
                                              Signature



                                             -------------------------------
                                              Address


                                             -------------------------------
                                             Taxpayer Identification Number


Dated: ____________________, _______

                                   ASSIGNMENT

                  (To be executed by the registered holder in
                         order to transfer the Warrant)


     FOR VALUE RECEIVED, hereby sells, assigns and transfers unto _______________________ (Social Security No. ) the right to purchase shares of Common Stock of Electro-Catheter Corporation (the "Company") evidenced by the attached Warrant and does hereby irrevocably constitute and appoint attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


                                    ------------------------
                                     Signature


Dated:
                                    ------------------------
                                    Name of Registered Owner
                                             (Print)

In the presence of:


_____________________              ________________________
                                   Address





     NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank (other than a savings bank) or a trust company, or a firm having membership on a registered national securities exchange.

                                                                EXHIBIT C

                               SECURITY AGREEMENT



     SECURITY  AGREEMENT  dated  as of  August  31,  1995 by and  between  The T
Partnership,   a  New  Jersey   partnership   ("Lender")  and   Electro-Catheter
Corporation, a New Jersey corporation ("Pledgor"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Lending Agreement (the "Loan Agreement") dated as of August 31, 1995 between the Lender and the Pledgor, Lender will loan One Million Five Hundred Thousand Dollars to Pledgor, and Pledgor will issue a 12% Debenture ("Debentures") to Lender; and

     WHEREAS,  Pledgor is  prepared  to enter into this  Security  Agreement  to secure the due and punctual payment and performance of all obligations of Pledgor under the Loan Documents (as defined in the Loan Agreement) (collectively, the "Obligations").

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

 SECTION 1. Definitions. The following terms shall have the meanings as set forth in this Section except as otherwise indicated (except that capitalized terms used herein and not defined shall have the meanings ascribed to them in the New Jersey Uniform Commercial Code):

     (a) "Account(s)" means all of Pledgor's existing and future-created or future-acquired accounts, receivables, rights of any kind to receive payment for goods sold or leased or for services rendered, contract rights, documents, bills, leases, rents, chattel paper, licenses, rights to refunds or indemnification, notes, acceptances and other forms of obligations, tax refunds, insurance proceeds and all proceeds of the above including the right of stoppage in transit and all books, records, computer programs, tapes, discs, software and guaranties with respect to any of the above,

     (b) "Equipment" means all of the Pledgor's existing, future-created and future-acquired equipment, machinery, trade fixtures, issue, tools, molds, appliances, office equipment, computer software, furniture, motor vehicles and all proceeds and products of the above as well as all related warranties, documents and insurance policies.


     (c) "Equipment Leases(s)" means all leases of any Equipment or other personal property presently or in the future entered into or acquired by the Pledgor together with all renewal or purchase options.

     (d) "Event of Default" means any event of default listed in Section 6.


     (e)  "General   Intangible(s)"   means  all  of  the  Pledgor's   existing,
future-acquired and future-created trade secrets, proprietary information, know-how,inventions, good-will, patents, applications for patents, renewals and continuation of patents, reissues, trademarks, service marks, customer lists, distribution records and distributor lists, sales materials and records, purchasing materials and records, personnel records, sales order files, copyrights, manufacturing processes, rights of payments from, or performance of, obligations by any third party, software and computer programs and source code data relating thereto (including all current and historical data bases) all intangible property of any kind, all "general intangibles" of any kind as defined in the New Jersey Uniform Commercial Code, and all rights, agreements, records and documents relating to any of the property described in this provision, including, but not limited to, (i) computer tapes, disks and (ii) trademarks and trade names.

     (f) "Instrument" means all of the Pledgor's existing, future-created and future-acquired "instruments" as that term is defined in the New Jersey Uniform Commercial Code.

     (g) "Inventory" means all of the Pledgor's existing, future-created and future-acquired goods of every nature, kind and description, wherever located including all raw materials, goods, work in process, finished goods, materials and supplies of any kind used, or to be used in the business of the Pledgor including packing and shipping materials, returned or reclaimed goods, and all proceeds and of the above,

     (h) "Collateral" means the collateral as so defined in Section 2.

 SECTION 2. Pledge. As collateral security for the Obligations, the Pledgor does hereby grant to Lender a security interest in, and does hereby assign to Lender all right, title and interest of Pledgor in and to all of the following described property, whether now owned or hereafter acquired:


     (i) Accounts, Inventory, General Intangibles, Instruments, Equipment and Equipment Leases;

     (ii) proceeds and products of, and substitutions for, the foregoing;


     (iii) insurance policies and proceeds relating to the foregoing; and

      (iv) all other assets of Borrower, whether now owned or hereafter acquired other than fixtures, real property and leases thereof, (collectively the "Collateral").

        All property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as Lender, its counsel may reasonably request,

        TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth,

SECTION 3. Obligations Secured. This Security Agreement is made, and the
security   interest  created  hereby  is  granted  to  Lender,   to  secure  the
Obligations.

SECTION 4. Representations and Warranties. The Pledgor hereby represents and warrants that, except for the security interest granted hereunder to Lender, the Pledgor is the legal and equitable owner of the Collateral, holds good and marketable title to all Accounts, Inventory, Equipment, Equipment Leases, Instruments, General Intangibles, and all other assets of Pledgor pledged hereunder, and the same are free and clear of all liens, charges, encumbrances and security interests of every kind and nature; that the Pledgor has good right and legal authority to pledge the Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever; that any consents or approvals of any governmental body, regulatory authority or securities exchange which were or are necessary for the validity of such pledge have been obtained; that the pledge of the Collateral is effective to vest in Lender the rights of Lender in the Collateral as set forth herein; that Pledgor is a duly organized and validly existing corporation that is in good standing under the laws of the State of New Jersey; that the execution, delivery and performance of this Agreement (i) have been duly authorized and approved by the Board of Directors of the Pledgor and no other corporate proceedings on the part of Pledgor are necessary to authorize and approve this Agreement and (ii) will not conflict with or result in a default under any other agreement or instrument which is binding upon Pledgor; that this Agreement constitutes the valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or the principles governing the availability of equitable remedies.

SECTION 5. Remedies upon Default. If an Event of Default shall have occurred and be continuing, Lender may take any one or more of the following actions, no one of which shall be deemed Lender's exclusive remedy:

        (a) Repossess: proceed to take possession of all or any part of the Collateral and the Pledgor agrees immediately upon receipt of notice from Lender to do everything requested by Lender to assemble, assign, transfer or deliver all Collateral to Lender and to provide Lender immediate access to Pledgor's principal place of business and to every other place where any Collateral or any records of Pledgor may be stored or where Pledgor may conduct any business;

        (b) Sell Collateral: sell, assign, lease, transfer and deliver all, or any part, of any Collateral at a private sale or public auction for cash, upon credit or otherwise at such prices and upon such terms as Lender may deem advisable and any requirement of reasonable notice to the Pledgor shall be met if notice is mailed, postage prepaid, to such Pledgor at the address set forth in Section 14 hereof at least five (5) days prior to the sale or other disposition and Lender may be the purchaser at any public sale of any Collateral free of any right of redemption, which right the Pledgor hereby waives, and Pledgor further waives any claim that any sale made in compliance with the notice provisions of this section 5(b) as commercially unreasonable;

        (c) Collateral Proceeds: apply the proceeds of any sale, collection or other disposition of any Collateral first to all costs and expenses of sale or collection, including but not limited to any attorneys' fees and disbursements at trial or on any appeal and, then, to payment of any obligation in whatever order Lender may, in its discretion, elect;

        (d) Direct Recourse: institute suit directly against the Pledgor to collect any Obligations without first foreclosing on or liquidating any Collateral;

        (e) Deficiency: hold the Pledgor liable for any deficiency that may remain after the sale of any Collateral;

        (f) Appointment of Receiver: without regard to: (i) the adequacy of the security for the obligations by virtue of this Security Agreement or (ii) the solvency of the Pledgor, seek the appointment of a receiver or receivers to take possession of any or all of the Collateral, with the power to preserve, protect, and operate the Collateral preceding foreclosure or sale and apply the proceeds, over and above the cost of the receivership, against the Obligations, The receiver or receivers may serve without bond if permitted by law.

        (g) Other Creditor Remedies: exercise any right or remedy available to a secured party under the Uniform Commercial Code or under any other applicable law of any jurisdiction.

        For purposes hereof, a written agreement to purchase all or any part of the Collateral shall be treated as a sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of any Collateral subject thereto, notwithstanding the fact that after Lender shall have entered into such an agreement all Events of Default may have been remedied or the Obligations may have been paid or performed in full. Any sale pursuant to this Section 5 shall conform to commercially reasonable standards as provided in the Uniform Commercial Code as in effect in the State of New Jersey.

 SECTION 6. Events of Default. For purposes of this Security Agreement, an "Event of Default" shall exist hereunder upon the happening of any of the following events:

        (a) an Event of Default, as defined in the Loan Agreement, shall occur;

        (b) all or any part of the Collateral shall be attached or levied upon or seized in any legal proceedings or held by virtue of any lien or distress;

        (c) the Pledgor shall fail to pay promptly all taxes and assessments upon any of the Collateral; or

        (d) the Pledgor shall fail to comply with any other provision of this Security Agreement.

        It is understood and agreed that the occurrence of an event set forth in subsections (b), (c) and (d) shall constitute an Event of Default only if the Pledgor fails to cure such default within ten (10) days after notice of such default (the "Default Notice") which may be given at any time after the occurrence of such default.

SECTION 7. Reimbursement. The Pledgor agrees (a) to indemnify and hold harmless Lender (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature growing out of or resulting from the Collateral, and (b) to reimburse Lender for all costs and expenses, including, but not limited to, reasonable legal fees and disbursements at trial and on any appeal growing out of or resulting from any Collateral, this Security Agreement or the administration and enforcement or exercise of any right or remedy granted to Lender hereunder.

        If the Pledgor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of the Pledgor shall be breached, in either case following any applicable notice required hereunder, Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations of the Pledgor hereunder the cost or expense incurred by Lender in so doing, and any and all amounts expended by Lender in taking any such action shall be repayable to it upon its demand therefor to the Pledgor and shall bear interest at a rate equal to the lesser of 12% per annum or the highest applicable legal rate from the date advanced to the date of repayment.

        All   indemnities   contained  in  this  Section  7  shall  survive  the
termination of this Security Agreement.

SECTION 8. Application of the Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by Lender under the provisions of this Security Agreement, shall be applied by Lender as follows:

        First: to the payment of all costs and expenses incurred by Lender in connection herewith, including, but not limited to, all costs, fees and disbursements of counsel for Lender in connection herewith, and to the repayment of all advances made by Lender hereunder for the account of the Pledgor, and the payment of all costs and expenses paid or incurred by Lender in connection with the exercise of any right or remedy hereunder, including, but not limited to, attorney's fees, costs and disbursements at trial and on any appeal;

        Second: to the payment in full of all other Obligations.

Any amounts remaining after such application shall be promptly remitted to the Pledgor, its successors and assigns, or as otherwise provided by law, Application of any proceeds in accordance with the above provisions shall be deemed to have been made at such time as cash is received.

SECTION 9. Duty To Preserve the Collateral. Pledgor shall use reasonable care in the custody and preservation of the Collateral in its possession including maintaining the Collateral in good condition and repair and preserving it against loss, damage, contamination, pollution, depreciation and spoilage in value, other than by normal wear and tear, and defending against all claims and demands of any person claiming title to, a lien against or security interest or other interest adverse to Lender in any Collateral.

SECTION 10. Authority. Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

SECTION 11. Further Assurances. The Pledgor agree to join with Lender in executing, and to file or record, such notices, financing statements or other documents as may be necessary to the perfection of the security interests of Lender hereunder, and as Lender or its counsel may reasonably request, such instruments to be in form and substance satisfactory to Lender and its counsel. The Pledgor agrees to do such further acts and things and to execute and deliver to Lender such additional conveyances, assignments, agreements and instruments as Lender may at any time reasonably request in connection with the administration and enforcement of this Security Agreement or relative to the Collateral or any part thereof or in order to assure and confirm unto Lender the rights, powers and remedies hereunder.

SECTION 12. No Waiver. No failure on the part of Lender to exercise, and no delay on its part in exercising, any right, power or remedy hereunder shall operate as a waiver thereof or of the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION 13. Governing Law; Amendments. This Security Agreement has been executed and delivered in the State of New Jersey and shall in all respects be construed in accordance with and governed by the laws of such State, without giving effect to its conflict of laws rules. This Security Agreement may not be amended or modified, nor may any of the Collateral be released or the security interest granted hereby extended, except in a writing signed by the parties hereto.

SECTION 14. Notices. All notices or other communications required or permitted hereunder shall be given in writing and shall be (i) sent by registered or certified mail, postage prepaid or (ii) delivered by hand or by Federal Express or other overnight delivery or courier service from which a bona fide delivery receipt can be obtained, as follows:

        If to Electro-Catheter Corporation:

        Electro-Catheter Corporation
        2100 Felver Court
        Rahway, NJ 07065

        If to The T Partnership:

        The T Partnership
        c/o Wiss & Company
        354 Eisenhower Parkway
        Livingston, NJ 07039

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered (or sent by facsimile transmission) or three days after having been mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

SECTION 15. Binding Agreement; Assignment. This Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of Lender and its successors and assigns, and to the Pledgor and its successors and assigns; provided, however, that the Pledgor is not permitted to assign this Security Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise to pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Lender as collateral under this Security Agreement. No notice to or demand on the Pledgor shall entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances. The parties hereto agree that Lender may, at any time, assign this Security Agreement, and the terms, conditions and covenants thereof, to any other person, firm or corporation, simultaneously therewith, it assigns the Debentures, without notice to or consent of Pledgor, and Lender shall thereafter be relieved and discharged from any liability hereunder.

SECTION 16. Headings. Section headings used herein are for convenience only and shall not affect the construction or interpretation of this Security Agreement.

SECTION 17. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute but one and the same instrument.

SECTION 18. Separability. If one or more of the clauses of this Security Agreement is found to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Security Agreement shall not be affected thereby to the extent permitted by applicable law. Each party waives any provision of law which renders any provision of this Security Agreement invalid, alleged or unenforceable in any respect.

        IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day and year first above written.


THE T PARTNERSHIP                             ELECTRO-CATHETER CORPORATION



By:_____________________________              By:____________________________